Exhibit 99.2

Consolidated Financial Statements

CannaKorp, Inc.

For the Years Ended December 31, 2018 & 2017

CannaKorp, Inc.

For the Years Ended December 31, 2018 & 2017

Consolidated Financial Statements

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of CannaKorp, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of CannaKorp, Inc. (“the Company”) as of December 31, 2018 and 2017, and the related consolidated statements of operations and comprehensive loss, changes in stockholder’s (deficit) equity, and cash flows for each of the years in the two-year period ended December 31, 2018, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018 and 2017, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2018, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has generated minimal revenue since inception and has significant recurring losses. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

We have served as the Company’s auditor since 2019

Spokane, Washington

March 3, 2020

CannaKorp, Inc.

CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2018	2017
	$	$
ASSETS
Current assets
Cash	5,915	346,477
Accounts receivable, no allowance	2,068	—
Inventory [Note 4]	326,594	168,417
Prepaid assets [Note 5]	100,632	197,657
Total current assets	435,209	712,551

Long term assets
Property and equipment [Note 6]	201,414	345,582
Total long term assets	201,414	345,582
Total assets	636,623	1,058,133

LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY
Current liabilities
Accounts payable and accrued liabilities [Note 7]	1,593,634	536,531
Payable to related parties [Note 8]	634,530	—
Deferred revenue	128,158	—
Total current liabilities	2,356,322	536,531

Long term liabilities
Payable to related parties [Note 8]	150,000	—
Total long term assets	150,000	—
Total liabilities	2,506,322	536,531

Commitments and contingencies [Note 11]	—	—

Stockholders' (deficit) equity
Preferred stock, $0.001 par value, 21,968,117 shares authorized; 12,634,085 shares issued and outstanding as at December 31, 2018 (21,277,316 shares outstanding as at December 31, 2017) [Note 9]	12,634	21,278
Common stock, $0.001 par value, 72,601,692 shares authorized, 19,197,965 common shares outstanding as at December 31, 2018 (9,817,965 common shares outstanding as at December 31, 2017) [Note 9]	19,199	9,818
Stock subscription receivable [Note 9]	—	(51,900)
Additional paid in capital [Note 9]	8,118,762	7,799,762
Accumulated deficit	(9,992,888)	(7,255,156)
Accumulated comprehensive loss	(27,406)	(2,200)
Total stockholders' (deficit) equity	(1,869,699)	521,602
Total liabilities and stockholders' (deficit) equity	636,623	1,058,133

The accompanying notes are an integral part of these consolidated financial statements.

CannaKorp, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	For the	For the
	year ended	year ended
	December 31, 2018	December 31, 2017
	$	$
REVENUE	59,906	—
COST OF GOODS SOLD	69,162	—
GROSS LOSS	(9,256)	—

OPERATING EXPENSES
Wages and benefits	713,450	1,749,703
Legal and professional fees	1,004,385	1,343,709
Marketing expense	179,073	168,991
General and administrative expenses	255,266	261,396
Travel and entertainment	62,160	169,866
Stock-based compensation [Note 9]	138,010	233,639
Depreciation expense [Note 6]	190,470	360,250
Information technology expenses	78,058	65,525

Total operating expenses	2,620,872	4,353,079

NET OPERATING LOSS	(2,630,128)	(4,353,079)

OTHER EXPENSE
Interest expense	92,904	10,799
Impairment for inventory	14,700	22,061
Total other expense	107,604	32,860
Net loss before income taxes	(2,737,732)	(4,385,939)
Income taxes [Note 10]	—	—
Net loss	(2,737,732)	(4,385,939)

Foreign currency translation adjustment	(25,206)	(2,200)
Comprehensive loss	(2,762,938)	(4,388,139)
Loss per share, basic and diluted	(0.181)	(0.450)
Weighted average shares - basic and diluted	15,157,440	9,745,516

The accompanying notes are an integral part of these consolidated financial statements.

CannaKorp, Inc.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDER’S (DEFECIT) EQUITY

						Additional		Accumulated
	Preferred stock		Common stock		Subscription	paid-in		Comprehensive
	Shares	Amount	Shares	Amount	receivable	capital	Deficit	Income	Total
		$		$	$	$	$	$	$
As at December 31, 2016	17,818,701	17,819	9,672,000	9,672	(86,060)	5,767,233	(2,869,217)	—	2,839,447

Preferred shares issued for financing [Note 9]	3,458,615	3,459	—	—	34,160	1,778,619	—	—	1,816,238

Shares issued on exercising stock option [Note 9]	—	—	145,834	146	—	20,271	—	—	20,417

Stock-based compensation [Note 9]	—	—	—	—	—	233,639	—	—	233,639

Net loss and comprehensive loss	—	—	—	—	—	—	(4,385,939)	—	(4,385,939)

Foreign currency translation	—	—	—	—	—	—	—	(2,200)	(2,200)
							.
As at December 31, 2017	21,277,316	21,278	9,817,834	9,818	(51,900)	7,799,762	(7,255,156)	(2,200)	521,602

Shares conversion from preferred to common stock [Note 9]	(8,992,631)	(8,993)	8,992,631	8,993	—	—	—	—	—

Preferred shares issued for financing [Note 9]	349,400	349	—	—	51,900	180,990	—	—	233,239

Stock-based compensation [Note 9]	—	—	—	—	—	138,010	—	—	138,010

Shares issued on exercising stock option [Note 9]	—	—	387,500	388	—	—	—	—	388

Net loss and comprehensive loss	—	—	—	—	—	—	(2,737,732)	—	(2,737,732)

Foreign currency translation	—	—	—	—	—	—	—	(25,206)	(25,206)

As at December 31, 2018	12,634,085	12,634	19,197,965	19,199	—	8,118,762	(9,992,888)	(27,406)	(1,869,699)

The accompanying notes are an integral part of these consolidated financial statements.

CannaKorp, Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the	For the
	year ended	year ended
	December 31, 2018	December 31, 2017
	$	$
OPERATING ACTIVITIES

Net loss for the year	(2,737,732)	(4,385,939)

Adjustment for non-cash items
Depreciation expense	190,470	360,250
Stock-based compensation	138,010	233,639
Impairment of inventory	14,700	22,061

Changes in operating assets and liabilities:
Change in account receivable, no allowances	(2,068)	—
Change in inventory	(172,877)	(190,478)
Change in prepaid assets	97,025	(151,723)
Change in accounts payable and accrued liabilities	1,062,017	419,114
Change in deferred revenue	128,158	—
Net cash used in operating activities	(1,282,297)	(3,693,076)

INVESTING ACTIVITIES
Purchase of property & equipment	(46,302)	(317,938)
Net cash used in investing activities	(46,302)	(317,938)

FINANCING ACTIVITIES
Issuance of common and preferred shares	233,239	1,816,238
Proceeds from exercising of stock options	388	20,417
Proceeds from related parties	754,600	—
Net cash provided by financing activities	988,227	1,836,655
Net decrease in cash during the year	(340,372)	(2,174,359)
Effect of foreign currency translation	(190)	86
Cash, beginning of year	346,477	2,520,750
Cash, end of year	5,915	346,477

NON CASH INVESTING AND FINANCING ACTIVITIES
Cash paid for interest	—	—
Cash paid for taxes	—	—

The accompanying notes are an integral part of these consolidated financial statements.

CannaKorp, Inc.

Notes to the Consolidated Financial Statements

December 31, 2018 & 2017

1.   NATURE OF OPERATIONS

CannaKorp, Inc. (“CannaKorp” or the “Company”) is a private corporation incorporated under the laws of the State of Delaware on February 4, 2014, and has two subsidiaries Big Sky Logistics, LLC, a limited liability company formed under the laws of the State of Wyoming on November 7, 2017, which manages shipping and related logistics (which has remained inactive throughout year ended December 31, 2018 and 2017), and CannaKorp Technologies, Inc. a corporation incorporated under the laws of British Columbia, Canada, in February 2017, to conduct the Company’s business in Canada.

CannaKorp has designed, manufactures, and in March 2018, began commercialization of a pod-based vaporizing system for dry herbs, including botanical blends and cannabis (the “Wisp”). The Company is bringing its products to market through partnerships with cultivators and processors in territories within certain states to put their herbs in the Company’s proprietary Wisp pods and sell the branded product to their end-users. The Company also offers on-line sales in various states or jurisdictions.

While marijuana and CBD-infused products are legal under the laws of several U.S. States (with vastly differing restrictions), the United States Federal Controlled Substances Act classifies all “marijuana” as a Schedule I drug. Under U.S. federal law, a Schedule I drug or substance has a high potential for abuse, no accepted medical use in the United States, and a lack of safety for the use of the drug under medical supervision. Recently some federal officials have attempted to distinguish between medical cannabis use as necessary, but recreational use as “still a violation of federal law.” At the present time, the distinction between “medical marijuana” and “recreational marijuana” does not exist under U.S. federal law, if one is illegal, both are illegal.

CannaKorp and its subsidiaries are not involved directly or indirectly in the cultivation, processing, distribution, or utilization of cannabis or cannabis derived components. The Company does have an ancillary involvement risk via sale of a product used to consume cannabis. There can be no guarantee that changes in the regulatory framework and environment will not occur and such changes could have a materially adverse effect on the Company. It is possible some jurisdictions may even interpret CannaKorp’s ancillary involvement as in contravention with regulation.

2.   GOING CONCERN

The Company has minimal revenue since inception to date and has sustained operating losses during the year ended December 31, 2018. The Company had working capital deficit of $1,921,113 and an accumulated deficit of $9,992,888 as of December 31, 2018. The Company’s continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations to meet its obligations and/or obtaining additional financing from its members or other sources, as may be required.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern; however, the above condition raises substantial doubt about the Company’s ability to do so. The consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

CannaKorp, Inc.

Notes to the Consolidated Financial Statements

December 31, 2018 & 2017

2.   GOING CONCERN (continued)

In order to maintain its current level of operations, the Company will require additional working capital from either cash flow from operations, sale of its equity or issuance of debt. However, the Company currently has no commitments from any third parties for the purchase of its equity. If the Company is unable to acquire additional working capital, it will be required to significantly reduce its current level of operations.

3.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Consolidation

The consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America and are expressed in United States dollars (“USD”).

These consolidated financial statements represent the results of the Company and its wholly owned subsidiaries. Amounts reported are in United States (US) dollars, unless otherwise indicated. Significant intercompany accounts and transactions have been eliminated upon consolidation.

Subsidiary	Location	Proportion of interest held by the Company
CannaKorp Technologies, Inc.	Canada	100%
Big Sky Logistics, LLC	United States	100%

The Company’s fiscal year-end is December 31. The Company’s reporting currency is USD.

Use of Estimates, Judgement and Assumptions

The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of 90 days or less at the date of purchase to be cash equivalents. Cash and cash equivalents consist primarily of bank deposits held in the United States.

Revenue Recognition

In accordance with ASC 605, revenue is recognized when persuasive evidence of an arrangement exists, services have been performed, the amount is fixed and determinable, and collection is reasonably assured.

During the year ended December 31, 2018, the Company earned revenue of $59,906 from the sale of WISP vaporizing system compared to $Nil during the year ended December 31, 2017.

CannaKorp, Inc.

Notes to the Consolidated Financial Statements

December 31, 2018 & 2017

3.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Accounts receivable

Accounts receivable consists of amounts due to the Company from customers as a result of the Company’s normal business activities. Accounts receivable is reported on the balance sheets net of an estimated allowance for doubtful accounts. The Company establishes an allowance for doubtful accounts for estimated uncollectible receivables based on historical experience, assessment of specific risk, review of outstanding invoices, and various assumptions and estimates that are believed to be reasonable under the circumstances, and recognizes the provision as a component of selling, general and administrative expenses. Uncollectible accounts are written off against the allowance after appropriate collection efforts have been exhausted and when it is deemed that a balance is uncollectible. As of December 31, 2018, the Company expects to collect these balances completely and therefore has not created any allowance for it.

Inventories

Inventories are stated at the lower of cost or net realizable value. Cost is determined principally using the average cost method. Net realizable value is determined as the estimated selling price in the ordinary course of business. Cost is determined using the actual cost basis. Products for resale and consumables are valued at the lower of cost and net realizable value. The Company reviews inventory for obsolete and slow-moving goods and any such inventory is written-down to net realizable value.

Property and Equipment

Property and equipment are reported at cost, less accumulated depreciation. Depreciation is calculated using the straight-line method over the estimated useful lives of assets, commencing when the assets become available for productive use, based on the following estimated useful lives:

Depreciation is calculated using the following terms and methods:

Furniture & office equipment	Straight-line	7 years
Machinery & equipment	Straight-line	3-5 years
Software	Straight-line	3 years

An item of equipment is derecognized upon disposal or when no future economic benefits are expected from its use. Any gain or loss arising from derecognition of the asset (calculated as the difference between the net disposal proceeds and the carrying value of the asset) is included in the profit or loss in the period the asset is derecognized. The assets’ residual values, useful lives and methods of depreciation are reviewed at each reporting date, and adjusted prospectively, if appropriate.

CannaKorp, Inc.

Notes to the Consolidated Financial Statements

December 31, 2018 & 2017

3.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Impairment of Long-Lived Assets

In accordance with ASC 360-10, the Company, on a regular basis, reviews the carrying amount of long-lived assets for the existence of facts or circumstances, both internally and externally, that suggest impairment. The Company determines if the carrying amount of a long-lived asset is impaired based on anticipated undiscounted cash flows, before interest, from the use of the asset. In the event of impairment, a loss is recognized based on the amount by which the carrying amount exceeds the fair value of the asset. Fair value is determined based on appraised value of the assets or the anticipated cash flows from the use of the asset or asset group, discounted at a rate commensurate with the risk involved.

Foreign Currency Translation

The functional currency of the Company’s Canadian-based subsidiary is the Canadian dollar and the US-based parent is the U.S. dollar. Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in foreign currencies are translated using the exchange rate prevailing at the balance sheet date. Non-monetary assets and liabilities are translated using the historical rate on the date of the transaction. All exchange gains or losses arising from translation of these foreign currency transactions are included in net income (loss) for the year.

In translating the consolidated financial statements of the Company’s Canadian subsidiaries from their functional currency into the Company’s reporting currency of United States dollars, balance sheet accounts are translated using the closing exchange rate in effect at the balance sheet date and income and expense accounts are translated using an average exchange rate prevailing during the reporting period. Adjustments resulting from the translation, if any, are included in cumulative other comprehensive income (loss) in stockholders’ equity. The Company has not, to the date of these consolidated financial statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

Concentration of risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash. The Company places its cash with high quality banking institutions. The Company did not have cash balances in excess of the Federal Deposit Insurance Corporation limit as of December 31, 2018 while as of December 31, 2017, the condition was met.

CannaKorp, Inc.

Notes to the Consolidated Financial Statements

December 31, 2018 & 2017

3.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Fair Value of Financial Instruments

The Company follows guidance for accounting for fair value measurements of financial assets and financial liabilities and for fair value measurements of nonfinancial items that are recognized or disclosed at fair value in the consolidated financial statements on a recurring basis. Additionally, the Company adopted guidance for fair value measurement related to nonfinancial items that are recognized and disclosed at fair value in the consolidated financial statements on a nonrecurring basis. The guidance establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements).

The three levels of the fair value hierarchy are as follows:

Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

Level 2 inputs are inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.

Level 3 inputs are unobservable inputs for the asset or liability. The carrying amounts of financial assets such as cash approximate their fair values because of the short maturity of these instruments.

The estimated fair value of cash, accounts payable, and accrued liabilities approximate their carrying values due to the short-term maturity of these instruments.

Income Taxes

Under ASC 740, “Income Taxes,” deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Valuation allowances are established when it is more likely than not that some or all of the deferred tax assets will not be realized.

As of December 31, 2018, there were no deferred taxes due to the uncertainty of the realization of net operating loss or carry forward prior to expiration.

CannaKorp, Inc.

Notes to the Consolidated Financial Statements

December 31, 2018 & 2017

3.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Operating leases

The Company leases office space and the production facility under operating lease agreements. The lease term begins on the date of initial possession of the leased property for purposes of recognizing lease expense on a straight-line basis over the term of the lease. Lease renewal periods are considered on a lease-by-lease basis and are generally not included in the initial lease term.

Loss per common share

Basic loss per common share excludes dilution and is computed by dividing net loss by the weighted average number of common shares outstanding during the period. Diluted loss per common share reflect the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the loss of the entity.

Stock based compensation

The Company accounts for stock based payments in accordance with the provision of ASC 718, which requires that all share-based payments issued to acquire goods or services, including grants of employee stock options, be recognized in the statement of operations based on their fair values, net of estimated forfeitures. ASC 718 requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. Compensation expense related to share-based awards is recognized over the requisite service period, which is generally the vesting period.

Recently Issued Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the Financial Accounting Standards Board (FASB) or other standard setting bodies that are adopted by the Company as of the specified effective date.

In November 2016, an accounting pronouncement was issued by the FASB to update the guidance related to the presentation of restricted cash. Under this Update, the amendments require that a statement of cash flows explain the change during the period in the total of cash, cash equivalents, and amounts generally described as restricted cash or restricted cash equivalents. Therefore, amounts generally described as restricted cash and restricted cash equivalents should be included with cash and cash equivalents when reconciling the beginning-of-period and end-of-period total amounts shown on the statement of cash flows.

The amendments in this Update do not provide a definition of restricted cash or restricted cash equivalents. The amendments in this Update are effective for public business entities for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years. Early adoption is permitted, including adoption in an interim period. If an entity early adopts the amendments in an interim period, any adjustments should be reflected as of the beginning of the fiscal year that includes that interim period. The amendments in this Update should be applied using a retrospective transition method to each period presented. The adoption of this pronouncement did not have a material impact on the balance sheet and/or statement of operations.

CannaKorp, Inc.

Notes to the Consolidated Financial Statements

December 31, 2018 & 2017

3.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recently Issued Accounting Pronouncements (continued)

In May 2017, the FASB issued Accounting Standards Update (ASU) No. 2017-09, Compensation – Stock Compensation (Topic 718). The amendments in this ASU require that the company apply modification accounting when the company changes the terms or conditions of a share-based payment award. The amendments in this Update apply to all companies. They became effective for public business entities in the annual period ending after December 15, 2017, and interim periods within those fiscal years, with early application permitted. The adoption of this pronouncement did not have a material impact on the balance sheet and/or statement of operations.

In July 2017, the FASB issued Accounting Standards Update (ASU) No. 2017-11, Earnings Per Share (Topic 260); Distinguishing Liabilities from Equity (Topic 480); Derivatives and Hedging (Topic 815).

I.	Accounting for Certain Financial Instruments with Down Round Features

II.	Replacement of the Indefinite Deferral for Mandatorily Redeemable Financial Instruments of Certain Non public Entities and Certain Mandatorily Redeemable Non-controlling Interests with a Scope Exception

The amendments in Part I of this Update change the classification analysis of certain equity-linked financial instruments (or embedded features) with down round features.

When determining whether certain financial instruments should be classified as liabilities or equity instruments, a down round feature no longer precludes equity classification when assessing whether the instrument is indexed to an entity’s own stock. The amendments also clarify existing disclosure requirements for equity-classified instruments.

The amendments in Part II of this Update recharacterize the indefinite deferral of certain provisions of Topic 480 that now are presented as pending content in the Codification, to a scope exception. Those amendments do not have an accounting effect.

The amendments in this Update apply to all companies. Part I becomes effective for public business entities in the annual period ending after December 15, 2018, and interim periods within those fiscal years, with early application permitted. Management does not expect to have a significant impact of this ASU on the Company’s consolidated financial statements. The amendments in Part II of this Update do not require any transition guidance because those amendments do not have an accounting effect.

In August 2018, the FASB issued ASU 2018-13, “Changes to Disclosure Requirements for Fair Value Measurements”, which will improve the effectiveness of disclosure requirements for recurring and nonrecurring fair value measurements. The standard removes, modifies, and adds certain disclosure requirements, and is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019. The Company will be evaluating the impact this standard will have on the Company’s consolidated financial statements.

CannaKorp, Inc.

Notes to the Consolidated Financial Statements

December 31, 2018 & 2017

3.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recently Issued Accounting Pronouncements (continued)

In June 2018, the FASB issued an accounting pronouncement (FASB ASU 2018-07) to expand the scope of ASC Topic 718, Compensation - Stock Compensation, to include share-based payment transactions for acquiring goods and services from nonemployees. The pronouncement is effective for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2018, with early adoption permitted. The Company is currently in the process of evaluating the effects of this pronouncement on the consolidated financial statements.

On January 1, 2018, the Company adopted the accounting pronouncement issued by the FASB to clarify existing guidance on revenue recognition. This guidance includes the required steps to achieve the core principle that a company should recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. The Company adopted this pronouncement on a modified retrospective basis.

On January 1, 2018, the Company adopted the accounting pronouncement issued by the FASB to clarify how entities should present restricted cash and restricted cash equivalents in the statement of cash flows. This guidance requires entities to show changes in the total of cash, cash equivalents and restricted cash in the combined statement of cash flows. This guidance was adopted on a retrospective basis, and such adoption did not have a material impact on consolidated balance sheet and/or statement of operations

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842). This guidance revises the accounting related to leases by requiring lessees to recognize a lease liability and a right-of-use asset for all leases. The new lease guidance also simplifies the accounting for sale and leaseback transactions. This ASU is effective for annual reporting periods beginning after December 15, 2018 and early adoption is permitted. The Company is currently in the process of evaluating the effects of this pronouncement on the consolidated financial statements.

In March 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606). This guidance revises the accounting related to revenue recognition primarily of revenue recognition when entered into contracts with customers. This ASU is effective for annual reporting periods beginning after December 15, 2018 and early adoption is permitted. The Company is currently in the process of evaluating the effects of this pronouncement on the consolidated financial statements.

CannaKorp, Inc.

Notes to the Consolidated Financial Statements

December 31, 2018 & 2017

4.   INVENTORY

Inventory is comprised of:

	December 31, 2018	December 31, 2017
	$	$
Finished goods	124,915	138,433
Inventory in process	201,679	—
Raw material	—	29,983
	326,594	168,416

During the year ended December 31, 2018, the Company recorded a write-down of inventory to its net realizable value, in the amount of $14,700 (2017 - $22,060) due to decrease in inventory value. Inventory is held at a third-party location as at December 31, 2018 and 2017.

Subsequent to year end, inventory stored by a third party was released, refer to Note 12 for additional details.

5.   PREPAID ASSETS

At December 31, 2018, the Company had prepaid assets of $100,632 compared to $197,657 as at December 31, 2017. The balance at December 31, 2018 represents the vendor deposit of $92,070, insurance premium of $7,362 and advance payment of rent in the amount of $1,200.

6.   PROPERTY AND EQUIPMENT

Property and equipment is comprised of:

	Machinery & Equipment	Software	Furniture & office Equipment	Total
	$	$	$	$
Cost
Balance, December 31, 2016	373,932	22,721	3,670	400,323
Additions	296,677	17,988	3,273	317,938
Balance, December 31, 2017	670,609	40,709	6,943	718,261
Additions	45,724	578	—	46,302
Balance, December 31, 2018	716,333	41,287	6,943	764,563

Accumulated depreciation
Balance, December 31, 2016	(5,317)	(5,898)	(1,214)	(12,429)
Depreciation	(337,684)	(21,494)	(1,072)	(360,250)
Balance, December 31, 2017	(343,001)	(27,392)	(2,286)	(372,679)

Depreciation	(183,317)	(6,157)	(996)	(190,470)
Balance, December 31, 2018	(526,318)	(33,549)	(3,282)	(563,149)

Net book value, December 31, 2018	190,015	7,738	3,661	201,414
Net book value, December 31, 2017	327,608	13,317	4,657	345,582

CannaKorp, Inc.

Notes to the Consolidated Financial Statements

December 31, 2018 & 2017

7. ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

Account payable and accrued liabilities is comprised of:

	December 31, 2018	December 31, 2017
	$	$
Account payable	1,382,714	390,956
Accrued liabilities	210,920	145,575
	1,593,634	536,531

Accounts payable amounting to $1,382,713 as at December 31, 2018, represents research and development expense of $690,409, professional fee of $592,006 and remaining balance amounting to $100,298 pertain to consulting, marketing, equipment purchases, subcontractor’s payments, insurance, IT services and office related expenses.

Accounts payable amounting to $390,954 as at December 31, 2017, represents research and development expense of $313,996, professional fee of $28,939 and remaining balance amounting to $48,019 pertain to consulting, marketing, equipment purchases, subcontractor’s payments, IT services and office related expenses.

Accrued liabilities amounting to $210,920 as at December 31, 2018 primarily represents accrued payroll and paid time off in the amount of $83,619, accrued interest expense in the amount of $40,036 and accrued expenses for professional fees in the amount of $46,875. No shares were issued to extinguish the accrued balances or account payable.

Accrued liabilities amounting to $145,576 as at December 31, 2017 primarily represents accrued expenses for professional fees in the amount of $139,127.

8. RELATED PARTY TRANSACTIONS AND BALANCES

The Company’s transactions with related parties were, in the opinion of the management, carried out on normal commercial terms and in the ordinary course of the Company’s business.

During April and May 2018, the Company entered into $475,000 of Senior Secured Convertible Debentures (the “Debentures”) of which $445,000 were provided in United States dollar while $30,000 were provided in Canadian dollars denominated in United States dollar. The Debentures bear interest at a rate of 10% per annum payable at maturity, maturing twelve months from the date of issuance of the Debenture, subject to earlier conversion in the event of a potential merger and subsequent public offering. If converted, the Debentures are convertible into units of the Company at $0.23 per unit (CAD $0.30). Each unit will consist of one common share of the Company and one common share purchase warrant of the Company. Each warrant entitles the holder thereof to acquire an additional share at $0.23 (CAD $0.30) per share for 36 months following the issuance date (“Maturity Date”). Interest will accrue and become payable on the Maturity Date or upon default of the Debentures, or shall be forgiven upon conversion of the Debentures.

CannaKorp, Inc.

Notes to the Consolidated Financial Statements

December 31, 2018 & 2017

8. RELATED PARTY TRANSACTIONS AND BALANCES (continued)

In addition, during August 2018, the Company entered into $150,000 of Convertible Note (the “Convertible Note”). The Convertible Note bear interest at a rate of 8% per annum payable at maturity, maturing twenty five months from the date of issuance of the Convertible Note. Interest will accrue and become payable until the Term Note is paid in full. In the event that the Company issues and sells shares of its common and preferred shares (“Equity Securities”) to purchasers (the “Purchasers”) before the Maturity Date in an equity financing with total gross proceeds (through one or more related transactions) to the Company of not less than $2,000,000 (including any proceeds in the form of cancellation of indebtedness upon conversion of the Notes or other debt) (a “Subsequent Equity Financing”), then the outstanding principal balance and unpaid accrued interest of this Note shall convert in whole into such Equity Securities at a conversion price equal to ninety percent of the price per share paid by the Purchasers purchasing the Equity Securities on substantially the same terms and conditions as given to the Purchasers at the initial closing of such Subsequent Equity Financing.

Furthermore, during year ended December 31, 2018, the Company entered into $136,000 of Promissory Note (the “Note”). The Note bear interest at a rate of 2% per annum. Interest will accrue and become payable until the Note is paid in full or upon default of the Note. Out of the above amount, $10,000 was paid during the year ended December 31, 2018.

Amount due to shareholders and related parties in the amount of $3,500 and $Nil as of December 31, 2018 and 2017, respectively, are non-interest bearing, unsecured and have no fixed payment terms.

Advances in the amount of $31,443 from Target Group Inc., the new parent company of the Company effective during year ended December 31, 2019. These advances are non-interest bearing, unsecured and have no fixed payment terms.

Included in bank charges and interest, and accrued liabilities is $40,036 (2018 - $nil) of interest related to above loans.

9. STOCKHOLDERS’ (DEFICIT) EQUITY

Authorized

CannaKorp, Inc. has authorized 72,601,692 common shares (2017 – 40,000,000) and 21,968,117 preferred shares (2017 – 21,968,117) with a $0.001 par value. At December 31, 2018 and 2017, respectively there were 19,197,965 and 9,817,834 common shares outstanding and 21,277,316 and 12,634,085 preferred shares outstanding.

Common Shares

Fiscal 2018 issuances:

•         The Company converted 8,992,631 number of preferred shares into 8,992,631 number of common shares amounting to $8,993.

•         The Company issued 387,500 common shares upon the exercise of 387,500 stock options for gross proceeds of $388.

CannaKorp, Inc.

Notes to the Consolidated Financial Statements

December 31, 2018 & 2017

9. STOCKHOLDERS’ (DEFICIT) EQUITY (continued)

Common Shares (continued)

Fiscal 2017 issuances:

•         The Company issued 145,834 common shares upon the exercise of 145,834 stock options for gross proceeds of $20,417.

Preferred Shares

Holders of Series A preferred shares are entitled to a liquidation preference of $0.3303 per share, and holders of Series A-1 preferred shares are entitled to a liquidation preference of $0.519 per share.

Preferred shareholders have equal voting rights to common stockholders on an as-converted basis, and certain protective provisions requiring a majority vote of preferred stockholders for certain corporate actions. Preferred stock is convertible at a 1:1 rate into common stock at the preferred shareholders’ election, subject to certain dilution protections, and mandatorily convertible to common shares upon an initial public offering. Preferred stockholders are entitled to a dividend preference, where dividends cannot be paid to common shareholders without paying an equal or greater dividend to preferred shareholders.

Fiscal 2018 issuances:

•         The Company converted 8,992,631 number of preferred shares into 8,992,631 number of common shares amounting to $8,993.

•         The Company issued 349,399 preferred shares in a Series A-1 financing for gross proceeds of $233,238.

Fiscal 2017 issuances:

•         The Company issued 3,458,615 preferred shares in a Series A-1 financing for gross proceeds of $1,668,290. In connection with this issuance, the Company incurred cash share issuance costs of $12,944.

Subscription receivable

As at December 31, 2016, subscription receivable was in the amount of $86,060 which was resulted due to past share issuances. Of the above amount, $34,160 was received during the year ended December 31, 2017 and the remaining amount of $51,900 was received during the year ended December 31, 2018.

Stock options

The Company has adopted a stock option plan (the "Plan") for its directors, officers, employees and consultants to acquire common shares of the Company at a price determined by the fair market value of the shares at the date on which the option is granted. The terms and conditions of the stock options are determined by the Board of Directors. The maximum term for which stock options are granted is 10 years.

CannaKorp, Inc.

Notes to the Consolidated Financial Statements

December 31, 2018 & 2017

9. STOCKHOLDERS’ (DEFICIT) EQUITY (continued)

Stock options (continued)

The aggregate number of stock options granted shall not exceed 9,116,556. At December 31, 2018, there were 9,091,556 options available for issuance under the Plan. In addition, the exercise price of stock options granted under the plan shall not be less than 100% of the Fair Market Value on the date the option is granted.

A summary of stock option activity is as follows:

	Number of Options	Weighted Average Exercise Price
		$
Balance at December 31, 2016	7,321,000	0.12

Granted	128,360	0.15
Exercised	(145,834)	0.14
Forfeited	(354,166)	0.14
Balance at December 31, 2017	6,949,360	0.12

Exercised	(387,500)	0.14
Forfeited	(6,536,860)	0.14
Balance at December 31, 2018	25,000	0.15
Exercisable at December 31, 2018	25,000	0.15

The following table summarizes stock options outstanding and exercisable as at December 31, 2018:

			Weighted
		Number of	Average
		Exercisable	Exercise	Weighted Average
Expiry date	Number of Options	Options	Price	Remaining Years
			$
December 2026	25,000	25,000	0.15	7.92
	25,000	25,000	0.15	7.92

Share-based payments expense recognized during the year ended December 31, 2018, was $138,010 (2017 - $233,639).

CannaKorp, Inc.

Notes to the Consolidated Financial Statements

December 31, 2018 & 2017

9. STOCKHOLDERS’ (DEFICIT) EQUITY (continued)

Stock options (continued)

The fair value of stock options was calculated for issuance during the year ended December 31, 2017 using the Black-Scholes Option Pricing Model using the following weighted average assumptions:

December 31, 2017
Risk-free interest rate	1.54%
Expected life of options (years)	10 years
Estimated volatility	105%
Dividend rate	0.00%
Weighted average fair value per option	$0.10

No stock options were issued during the year ended December 31, 2018.

10. INCOME TAXES

Income taxes recovery

The provision for income taxes is calculated at corporate tax rate of approximately 21% (2017: 21%) as follows:

	December 31,	December 31,
	2018	2017
	$	$
Net loss before income taxes	(2,737,732)	(4,385,939)

Expected income tax recovery from net loss	574,924	921,047
Tax effect of expenses not deductible for income tax:
Annual effect of book/tax differences	(28,982)	(49,064)
Change in valuation allowance	(545,942)	(871,983)
	—	—

Deferred tax asset

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

CannaKorp, Inc.

Notes to the Consolidated Financial Statements

December 31, 2018 & 2017

10. INCOME TAXES (continued)

Deferred tax asset (continued)

Net deferred tax assets consist of the following components as of:

	December 31,	December 31,
	2018	2017
	$	$
Tax effect of NOL Carryover	1,951,595	1,405,653
Less valuation allowance	(1,951,595)	(1,405,653)
	—	—

At December 31, 2018, the Company performed a comprehensive analysis of its tax estimates and revised comparative figures accordingly, which had no net impact on deferred tax recorded. The Company had net operating loss carryforwards of approximately $1,951,595 (2017: $1,405,653) that may be offset against future taxable income from the year by 2037. No tax benefit has been reported in the December 31, 2018 consolidated financial statements since the potential tax benefit is offset by a valuation allowance of the same amount. The Company is taxed in the United States at the Federal level. All tax years since inception are open to examination because no tax returns have been filed.

11. COMMITMENTS AND CONTINGENCIES

Contingencies

The Company had filed a claim against U.S. Customs and Border Protection for refusal of the Company’s product into United States of America during April 2017. The court had dismissed the Company’s claim on July 11, 2017. The Company is currently considering to file for an appeal. Since the management has not filed anything as of the date of these financial statements, no gain has been recorded in respect of the legal claim.

Commitments

The Company is a party to a monthly lease agreement (initiated on December 01, 2014) with respect to its facility, approximately 1,000 square feet of space located in a multi-tenant building, located 74 Maple Street, Stoneham, Massachusetts. Total rent for the premises is $1,200 plus applicable taxes per month, tenancy may be terminated by a sixty (60) days written notice by the Company or the landlord.

The Company is also party to a lease agreement (initiated on August 08, 2017) with respect to its online virtual office. Total rent for the premises is $65 (CAD $89) plus applicable taxes per month, tenancy will be terminated on August 31, 2019. Total rent payable up till August 31, 2019 is $522 (CAD $712).

CannaKorp, Inc.

Notes to the Consolidated Financial Statements

December 31, 2018 & 2017

12. SUBSEQUENT EVENTS

The Company’s management has evaluated subsequent events up to March 3, 2020, the date the consolidated financial statements were issued, pursuant to the requirements of ASC Topic 855 and has determined the following significant subsequent events to report:

Effective January 25, 2019, the Company entered into an Agreement and Plan of Share Exchange (“Exchange Agreement”) with Target Group Inc., a Delaware corporation (“Target”). Company had previously entered into a Letter of Intent with Target dated November 30, 2018 which was disclosed in Target’s report on Form 8-K filed December 4, 2018. The Exchange Agreement is the definitive agreement based on the general terms and conditions contained in the Letter of Intent.

The Exchange Agreement provided that, subject to its terms and conditions, Target will issue to the Company’s shareholders an aggregate of 30,000,000 shares of the Target’s common stock, based on a price per share of $0.10, in exchange for 100% of the issued and outstanding common stock of the Company held by the Company’s shareholders. In addition, Target will issue Common Stock Purchase Warrants (“Warrants”) in exchange for all outstanding and promised the Company’s stock options. The Warrants will grant the holders thereof the right to purchase up to approximately 7,200,000 shares of the Target common stock. Target will also assume all outstanding liabilities of the Company.

Under the terms of the Exchange Agreement, Target is not obligated to consummate the share exchange unless the Company shareholders have tendered to Target not less than 90% of the outstanding Company capital stock. Upon the closing of the Exchange Agreement, the Company will continue its business operations as a subsidiary of the Target.

The transaction was closed effective March 1, 2019.

A complaint for damages in the amount of $150,000 was lodged against the Company by the former Chief Financial Officer of the Company. No claim has been registered and is working with management for a settlement. The Management are of the view that no material losses will arise in respect of the legal claim at the date of these financial statements.

During year ended December 31, 2019, the Company’s new parent company, Target Group Inc., agreed to a payment plan with Block Trading Company which stores the Company’s inventory for its outstanding dues and will release the inventory once the payments are received.

During year ended December 31, 2019, the Company’s new parent company, Target Group Inc., settled with a former employee and shareholder for the past convertible notes and employment due as per the employment agreement in the amount of $220,000.